                                                                    EXHIBIT 99.1

                             MKS INSTRUMENTS, INC.
                 SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                  AS OF DECEMBER 31, 2000 AND 1999 AND FOR THE
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of MKS Instruments, Inc.:

     In our opinion, based upon our audits and the report of other auditors, the accompanying supplementary consolidated balance sheets and the related supplementary consolidated statements of income, stockholders' equity and cash flows present fairly, in all material respects, the financial position of MKS Instruments, Inc. and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the accompanying supplemental consolidated financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related supplemental consolidated financial statements. These supplemental consolidated financial statements and the supplemental consolidated financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these supplemental consolidated financial statements and the supplemental consolidated financial statement schedule based on our audits. We did not audit the financial statements of Applied Science and Technology, Inc., a wholly-owned subsidiary acquired on January 26, 2001 through a pooling-of-interests, at July 1, 2000 and June 26, 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended July 1, 2000, which statements reflect total assets of 41 percent and 32 percent of the related consolidated totals as of December 31, 2000 and 1999, respectively, and total revenues of 30 percent, 29 percent and 37 percent of the related consolidated totals for each of the three years in the period ended December 31, 2000. Those statements were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Applied Science and Technology, Inc., is based solely on the report of the other auditors. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

     As described in Note 2, on January 26, 2001, MKS Instruments, Inc. merged with Applied Science and Technology, Inc. which was accounted for as a pooling-of-interests. The accompanying supplemental consolidated financial statements give retroactive effect to the merger of MKS Instruments, Inc. with Applied Science and Technology, Inc. United States generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation of the Applied Science and Technology, Inc. business combination; however, they will become the historical consolidated financial statements of MKS Instruments, Inc. and its subsidiaries after financial statements covering the date of consummation of the Applied Science and Technology, Inc. business combination are issued.

/s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
January 26, 2001

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Applied Science and Technology, Inc.:

     We have audited the consolidated balance sheets of Applied Science and Technology, Inc. and subsidiaries as of July 1, 2000 and June 26, 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended July 1, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Applied Science and Technology, Inc. and subsidiaries as of July 1, 2000 and June 26, 1999, and the results of their operations and their cash flows for each of the years in the three-year period ended July 1, 2000, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Boston, Massachusetts
July 31, 2000

                             MKS INSTRUMENTS, INC.

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 2000 AND 1999
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                2000        1999
                                                              --------    --------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $123,082    $ 67,489
  Short-term investments....................................    17,904      26,387
  Trade accounts receivable, net of allowance for doubtful
    accounts of $1,954 and $1,669 at December 31, 2000 and
    1999, respectively......................................    95,076      54,950
  Inventories...............................................    69,165      40,069
  Deferred tax asset........................................     9,976       6,010
  Other current assets......................................     4,433       4,670
                                                              --------    --------
         Total current assets...............................   319,636     199,575
Property, plant and equipment, net..........................    64,133      40,974
Long-term investments.......................................    17,100       1,063
Goodwill and acquired intangible assets.....................    45,325       4,836
Other assets................................................     8,209       7,324
                                                              --------    --------
         Total assets.......................................  $454,403    $253,772
                                                              ========    ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings.....................................  $ 15,741    $ 12,423
  Current portion of long-term debt.........................     2,783       7,346
  Current portion of capital lease obligations..............       610       1,059
  Accounts payable..........................................    23,653      13,179
  Accrued compensation......................................    17,003      11,826
  Other accrued expenses....................................    14,588      10,401
  Income taxes payable......................................     7,937       1,992
  Distribution payable......................................        --       3,350
                                                              --------    --------
         Total current liabilities..........................    82,315      61,576
Long-term debt..............................................    11,439       4,340
Long-term portion of capital lease obligations..............       947       1,322
Deferred tax liability......................................     1,663         359
Other liabilities...........................................       517         490
Commitments and contingencies (Note 7)
Stockholders' equity:
  Preferred Stock, $0.01 par value, 2,000,000 shares
    authorized; none issued and outstanding.................        --          --
  Common Stock, no par value, 50,000,000 shares authorized;
    36,645,665 and 33,388,671 shares issued and outstanding
    at December 31, 2000 and 1999, respectively.............       113         113
  Additional paid-in capital................................   263,723     154,630
  Retained earnings.........................................    93,235      31,042
  Shareholder receivable....................................        --      (1,004)
  Accumulated other comprehensive income....................       451         904
                                                              --------    --------
         Total stockholders' equity.........................   357,522     185,685
                                                              --------    --------
         Total liabilities and stockholders' equity.........  $454,403    $253,772
                                                              ========    ========

  The accompanying notes are an integral part of the supplemental consolidated financial statements.

                             MKS INSTRUMENTS, INC.

                 SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               2000        1999        1998
                                                             --------    --------    --------
Net sales..................................................  $466,852    $265,292    $223,199
Cost of sales..............................................   261,456     162,783     138,771
                                                             --------    --------    --------
Gross profit...............................................   205,396     102,509      84,428
Research and development...................................    37,323      22,975      23,390
Selling, general and administrative........................    71,205      51,474      45,097
Amortization of goodwill and acquired intangible assets....     5,023         763         685
Restructuring charge.......................................        --       2,260          --
Purchase of in-process technology..........................       310          --         212
                                                             --------    --------    --------
Income from operations.....................................    91,535      25,037      15,044
Interest expense...........................................     1,390       1,378       1,679
Interest income............................................     6,208       2,803         810
Other income (expense), net................................      (243)        905         447
                                                             --------    --------    --------
Income before income taxes.................................    96,110      27,367      14,622
                                                             --------    --------    --------
Provision for income taxes (Note 9)........................    35,850       4,581       3,415
                                                             --------    --------    --------
Net income.................................................  $ 60,260    $ 22,786    $ 11,207
                                                             ========    ========    ========
Historical net income per share:
  Basic....................................................  $   1.74    $   0.76    $   0.46
  Diluted..................................................  $   1.67    $   0.72    $   0.44
Historical weighted average common shares outstanding:
  Basic....................................................    34,596      29,991      24,229
  Diluted..................................................    36,170      31,439      25,261
Pro forma data (unaudited):
  Historical income before income taxes....................              $ 27,367    $ 14,622
  Pro forma provision for income taxes assuming C
     corporation tax.......................................                10,206       5,557
                                                                         --------    --------
  Pro forma net income.....................................              $ 17,161    $  9,065
                                                                         ========    ========
Pro forma net income per share:
  Basic....................................................              $   0.57    $   0.37
  Diluted..................................................              $   0.55    $   0.36
Pro forma weighted average common shares outstanding:
  Basic....................................................                29,991      24,229
  Diluted..................................................                31,271      25,079

  The accompanying notes are an integral part of the supplemental consolidated financial statements.

                             MKS INSTRUMENTS, INC.

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                 (IN THOUSANDS)

                                                                2000        1999        1998
                                                              --------    --------    --------
Cash flows from operating activities:
  Net income................................................  $ 60,260    $ 22,786    $ 11,207
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation and amortization...........................    14,875       9,490       8,984
    Deferred taxes..........................................    (2,828)     (1,260)          5
    Nonrecurring deferred tax credit........................        --      (3,770)         --
    Other...................................................       844       1,178        (890)
    Changes in operating assets and liabilities, net of
      effects of businesses acquired:
      Trade accounts receivable.............................   (37,593)    (20,250)     12,952
      Inventories...........................................   (24,932)     (1,272)      3,725
      Other current assets..................................       450      (1,569)        282
      Accrued expenses......................................    10,323       7,783      (4,476)
      Accounts payable......................................     7,503       5,970      (5,579)
      Income taxes payable..................................    11,106       1,307        (724)
                                                              --------    --------    --------
Net cash provided by operating activities...................    40,008      20,393      25,486
Cash flows from investing activities:
  Purchases of short-term and long-term investments.........   (46,598)    (45,999)         --
  Maturities and sales of short-term and long-term
    investments.............................................    39,044      18,654       1,800
  Purchase of property, plant and equipment.................   (32,168)     (7,344)     (6,136)
  Business combinations, net of cash acquired...............   (23,921)        (23)     (3,683)
  Other.....................................................    (1,171)     (1,598)        976
                                                              --------    --------    --------
Net cash used in investing activities.......................   (64,814)    (36,310)     (7,043)
                                                              --------    --------    --------
Cash flows from financing activities:
  Proceeds from short-term borrowings.......................    42,272      11,250      15,242
  Payments on short-term borrowings.........................   (37,226)     (9,825)    (17,569)
  Proceeds from long term debt..............................     9,639          --          --
  Principal payments on long-term debt......................   (10,800)     (3,110)    (11,230)
  Proceeds from issuance of common stock, net of issuance
    costs...................................................    73,207     105,542          --
  Proceeds from exercise of stock options, warrants, and
    Employee Stock Purchase Plan............................     6,477       2,219      16,098
  Cash distributions to stockholders........................    (1,417)    (40,000)     (6,150)
  Principal payments under capital lease obligations........    (1,064)     (1,050)     (1,257)
                                                              --------    --------    --------
Net cash provided by (used in) financing activities.........    81,088      65,026      (4,866)
                                                              --------    --------    --------
Effect of exchange rate changes on cash and cash
  equivalents...............................................      (689)       (495)       (459)
                                                              --------    --------    --------
Increase in cash and cash equivalents.......................    55,593      48,614      13,118
Cash and cash equivalents at beginning of year..............    67,489      18,875       5,757
                                                              --------    --------    --------
Cash and cash equivalents at end of year....................  $123,082    $ 67,489    $ 18,875
                                                              ========    ========    ========
Cash paid during the year for:
  Interest..................................................  $  1,416    $  1,409    $  1,775
  Income taxes..............................................    24,995      10,294       4,129
Noncash transactions during the year:
  Equipment acquired under capital leases...................        --         762       1,138
Acquisitions:
  Fair value of assets acquired.............................  $ 58,164    $  2,972    $  7,091
  Less: Liabilities assumed.................................    (8,553)     (2,825)     (3,408)
      Stock and options issued..............................   (24,136)         --          --
      Debt issued...........................................      (752)         --          --
      Cash acquired.........................................      (802)       (124)         --
                                                              --------    --------    --------
Acquisitions, net of cash acquired..........................  $ 23,921    $     23    $  3,683
                                                              ========    ========    ========

  The accompanying notes are an integral part of the supplemental consolidated financial statements.

                             MKS INSTRUMENTS, INC.
          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                             COMMON STOCK
                                                              ------------------------------------------
                                                                    CLASS A               CLASS B             COMMON STOCK
                                                              -------------------   --------------------   -------------------
                                                                SHARES     AMOUNT     SHARES      AMOUNT     SHARES     AMOUNT
                                                              ----------   ------   -----------   ------   ----------   ------
Balance at December 31, 1997................................   7,766,910    $ 40     10,286,255    $ 73     5,198,439    $ --
Distribution to stockholders................................
Issuance of common stock and warrants.......................                                  2             1,401,857
Tax benefit of stock options exercised......................
Comprehensive income
  Net income................................................
  Other comprehensive income, net of taxes:
    Foreign currency translation adjustment.................
  Comprehensive income......................................
                                                              ----------    ----    -----------    ----    ----------    ----
Balance at December 31, 1998................................   7,766,910      40     10,286,257      73     6,600,296      --
Distributions to stockholders...............................
Distributions payable to stockholders.......................
Conversion to common stock..................................  (7,766,910)    (40)   (10,286,257)    (73)   18,053,167     113
Issuance of common stock from MKS
Initial Public Offering.....................................                                                6,375,000
Common stock issued in ASTeX stock offering, net of issuance
  costs.....................................................                                                1,763,870
Issuance of common stock from exercise of stock options and
  warrants and Employee Stock Purchase Plan.................                                                  374,961
Tax benefit from exercise of stock options..................
Retirement of common stock..................................                                                  (16,825)
Stock option compensation...................................
Stock issued in pooling of interest acquisition.............                                                  238,202
Shareholder receivable......................................
Comprehensive income:
  Net income................................................
  Other comprehensive income, net of taxes:
    Nonrecurring deferred tax charge to comprehensive income
      (Note 9)..............................................
  Impact of adopting SFAS No. 133...........................
  Changes in value of financial instruments designated as
    cash flow hedges........................................
  Foreign currency translation adjustment...................
  Comprehensive income......................................
                                                              ----------    ----    -----------    ----    ----------    ----
Balance at December 31, 1999................................          --      --             --      --    33,388,671     113
Adjustment to Distributions payable to stockholders.........
Issuance of common stock....................................                                                1,917,250
Issuance of common stock from exercise of stock options and
  Employee Stock Purchase Plan..............................                                                  787,929
Tax benefit from exercise of stock options..................
Stock and stock options issued in acquisition of
  businesses................................................                                                  551,815
Shareholder receivable......................................
Comprehensive income:
  Net income................................................
  Other comprehensive income, net of taxes:
  Changes in value of financial instruments designated as
    cash flow hedges........................................
  Foreign currency translation adjustment...................
  Comprehensive income......................................
                                                              ----------    ----    -----------    ----    ----------    ----
Balance at December 31, 2000................................          --    $ --             --    $ --    36,645,665    $113
                                                              ==========    ====    ===========    ====    ==========    ====


                                                                                                     ACCUMULATED
                                                              ADDITIONAL                                OTHER
                                                               PAID-IN     RETAINED   SHAREHOLDER   COMPREHENSIVE   COMPREHENSIVE
                                                               CAPITAL     EARNINGS   RECEIVABLE       INCOME          INCOME
                                                              ----------   --------   -----------   -------------   -------------
Balance at December 31, 1997................................   $ 27,711    $ 47,175     $  (148)       $   883
Distribution to stockholders................................                 (6,150)
Issuance of common stock and warrants.......................     16,098
Tax benefit of stock options exercised......................        276
Comprehensive income
  Net income................................................                 11,207                                    $11,207
  Other comprehensive income, net of taxes:
    Foreign currency translation adjustment.................                                               909             909
                                                                                                                       -------
  Comprehensive income......................................                                                           $12,116
                                                               --------    --------     -------        -------         =======
Balance at December 31, 1998................................     44,085      52,232        (148)         1,792
Distributions to stockholders...............................                (40,000)
Distributions payable to stockholders.......................                 (3,350)
Conversion to common stock..................................
Issuance of common stock from MKS
Initial Public Offering.....................................     82,062
Common stock issued in ASTeX stock offering, net of issuance
  costs.....................................................     23,805
Issuance of common stock from exercise of stock options and
  warrants and Employee Stock Purchase Plan.................      2,219
Tax benefit from exercise of stock options..................      1,556
Retirement of common stock..................................       (195)
Stock option compensation...................................        261
Stock issued in pooling of interest acquisition.............        837        (626)
Shareholder receivable......................................                               (856)
Comprehensive income:
  Net income................................................                 22,786                                     22,786
  Other comprehensive income, net of taxes:
    Nonrecurring deferred tax charge to comprehensive income
      (Note 9)..............................................                                              (497)           (497)
  Impact of adopting SFAS No. 133...........................                                               (16)            (16)
  Changes in value of financial instruments designated as
    cash flow hedges........................................                                              (212)           (212)
  Foreign currency translation adjustment...................                                              (163)           (163)
                                                                                                                       -------
  Comprehensive income......................................                                                           $21,898
                                                               --------    --------     -------        -------         =======
Balance at December 31, 1999................................    154,630      31,042      (1,004)           904
Adjustment to Distributions payable to stockholders.........                  1,933
Issuance of common stock....................................     73,207
Issuance of common stock from exercise of stock options and
  Employee Stock Purchase Plan..............................      6,477
Tax benefit from exercise of stock options..................      5,273
Stock and stock options issued in acquisition of
  businesses................................................     24,136
Shareholder receivable......................................                              1,004
Comprehensive income:
  Net income................................................                 60,260                                     60,260
  Other comprehensive income, net of taxes:
  Changes in value of financial instruments designated as
    cash flow hedges........................................                                               603             603
  Foreign currency translation adjustment...................                                            (1,056)         (1,056)
                                                                                                                       -------
  Comprehensive income......................................                                                           $59,807
                                                               --------    --------     -------        -------         =======
Balance at December 31, 2000................................   $263,723    $ 93,235     $    --        $   451
                                                               ========    ========     =======        =======


                                                                  TOTAL
                                                              STOCKHOLDERS'
                                                                 EQUITY
                                                              -------------
Balance at December 31, 1997................................    $ 75,734
Distribution to stockholders................................      (6,150)
Issuance of common stock and warrants.......................      16,098
Tax benefit of stock options exercised......................         276
Comprehensive income
  Net income................................................      11,207
  Other comprehensive income, net of taxes:
    Foreign currency translation adjustment.................         909
  Comprehensive income......................................
                                                                --------
Balance at December 31, 1998................................      98,074
Distributions to stockholders...............................     (40,000)
Distributions payable to stockholders.......................      (3,350)
Conversion to common stock..................................
Issuance of common stock from MKS
Initial Public Offering.....................................      82,062
Common stock issued in ASTeX stock offering, net of issuance
  costs.....................................................      23,805
Issuance of common stock from exercise of stock options and
  warrants and Employee Stock Purchase Plan.................       2,219
Tax benefit from exercise of stock options..................       1,556
Retirement of common stock..................................        (195)
Stock option compensation...................................         261
Stock issued in pooling of interest acquisition.............         211
Shareholder receivable......................................        (856)
Comprehensive income:
  Net income................................................      22,786
  Other comprehensive income, net of taxes:
    Nonrecurring deferred tax charge to comprehensive income
      (Note 9)..............................................        (497)
  Impact of adopting SFAS No. 133...........................         (16)
  Changes in value of financial instruments designated as
    cash flow hedges........................................        (212)
  Foreign currency translation adjustment...................        (163)
  Comprehensive income......................................
                                                                --------
Balance at December 31, 1999................................     185,685
Adjustment to Distributions payable to stockholders.........       1,933
Issuance of common stock....................................      73,207
Issuance of common stock from exercise of stock options and
  Employee Stock Purchase Plan..............................       6,477
Tax benefit from exercise of stock options..................       5,273
Stock and stock options issued in acquisition of
  businesses................................................      24,136
Shareholder receivable......................................       1,004
Comprehensive income:
  Net income................................................      60,260
  Other comprehensive income, net of taxes:
  Changes in value of financial instruments designated as
    cash flow hedges........................................         603
  Foreign currency translation adjustment...................      (1,056)
  Comprehensive income......................................
                                                                --------
Balance at December 31, 2000................................    $357,522
                                                                ========

  The accompanying notes are an integral part of the supplemental consolidated financial statements.

                             MKS INSTRUMENTS, INC.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                  (TABLES IN THOUSANDS, EXCEPT PER SHARE DATA)

1. DESCRIPTION OF BUSINESS

     MKS Instruments, Inc. ("MKS") is a worldwide developer, manufacturer, and supplier of instruments and components that are used to measure, control and analyze gases in semiconductor manufacturing and similar industrial manufacturing processes. MKS's products include pressure and flow measurement and control instruments; vacuum gauges, valves and components; and gas analysis instruments. MKS is subject to risks common to companies in the semiconductor industry including, but not limited to, the highly cyclical nature of the semiconductor industry leading to recurring periods of over supply, development by MKS or its competitors of new technological innovations, dependence on key personnel and the protection of proprietary technology. On January 26, 2001 MKS completed its acquisition of Applied Science and Technology, Inc. ("ASTeX") in a transaction accounted for under the pooling of interests method of accounting. ASTeX develops and manufactures components and sub-systems using reactive gas and power source technologies for semiconductor, medical, and industrial applications and complete process systems for electronic applications.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The supplemental consolidated financial statements include the accounts of MKS, ASTeX, and their subsidiaries (together, the "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation. These supplemental consolidated financial statements combine the historical consolidated financial statements of the Company for all periods presented and the ASTeX share information has been converted to the MKS share equivalent. These supplemental consolidated financial statements combine the historical financial statements of MKS for the years ended December 31, 2000, 1999 and 1998 with the historical financial statements of ASTeX for the fiscal years ended July 1, 2000, June 26, 1999 and June 27, 1998, respectively. Upon publication of the Company's consolidated financial statements for a period which includes January 26, 2001, the date of the ASTeX merger, these supplemental consolidated financial statements become the historical consolidated financial statements of the Company. The following table presents details of the results of operations for the separate companies for the fiscal years ended 2000, 1999 and 1998, preceding the merger:

                                                            FISCAL YEAR ENDED
                                                     --------------------------------
                                                       2000        1999        1998
                                                     --------    --------    --------
Net sales:
  MKS..............................................  $326,955    $187,083    $139,763
  ASTeX............................................   139,897      78,209      83,436
                                                     --------    --------    --------
                                                     $466,852    $265,292    $223,199
                                                     ========    ========    ========
Net income (loss):
  MKS..............................................  $ 46,234    $ 24,037    $  7,186
  ASTeX............................................    14,026      (1,251)      4,021
                                                     --------    --------    --------
                                                     $ 60,260    $ 22,786    $ 11,207
                                                     ========    ========    ========

     As a result of conforming dissimilar fiscal year-ends, the ASTeX results of operations for the six-month period ended December 31, 2000 are excluded from these supplemental consolidated financial statements. The

                             MKS INSTRUMENTS, INC.

                  (TABLES IN THOUSANDS, EXCEPT PER SHARE DATA)

following is information related to the ASTeX financial results for the six-month period ended December 31, 2000:

Net sales..................................................  $89,193
Net income.................................................    5,968
Net cash used by operating activities......................   (3,500)
Net cash provided by investing activities..................      245
Net cash provided by financing activities..................       43

     All fees and expenses related to the merger and the integration of the combined companies will be expensed as required under the pooling of interests accounting method. These expenses have not been reflected in the accompanying supplemental consolidated statement of income, but will be reflected in the consolidated statement of income for the year ended December 31, 2001.

HISTORICAL AND PRO FORMA (UNAUDITED) NET INCOME PER SHARE

     The Company computes basic and diluted earnings per share in accordance with Statement of Financial Accounting Standards No. 128 ("SFAS 128") "Earnings per Share." SFAS 128 requires both basic earnings per share, which is based on the weighted average number of common shares outstanding, and diluted earnings per share, which is based on the weighted average number of common shares outstanding and all dilutive potential common equivalent shares outstanding. The dilutive effect of options is determined under the treasury stock method using the average market price for the period. Common equivalent shares are included in the per share calculations where the effect of their inclusion would be dilutive.

     Historical net income per share is not meaningful because of MKS's conversion from an S corporation to a C corporation upon the closing of its initial public offering in 1999. Historical net income has been adjusted for the pro forma provision for income taxes calculated assuming the Company was subject to income taxation as a C corporation, at a pro forma tax rate of 38.0% in 1998 and 37.3% in 1999.

     The following is a reconciliation of basic to diluted pro forma and historical net income per share:

                                                        FOR THE YEAR ENDED DECEMBER 31,
                                        ----------------------------------------------------------------
                                           2000                1999                       1998
                                        ----------    -----------------------    -----------------------
                                        HISTORICAL    PRO FORMA    HISTORICAL    PRO FORMA    HISTORICAL
                                        ----------    ---------    ----------    ---------    ----------
Net income............................   $60,260       $17,161      $22,786       $ 9,065      $11,207
Shares used in net income per common
  share -- basic......................    34,596        29,991       29,991        24,229       24,229
Effect of dilutive securities:
  Employee and director stock
     options..........................     1,574         1,280        1,448           850        1,032
                                         =======       =======      =======       =======      =======
  Shares used in net income per common
     share -- diluted.................    36,170        31,271       31,439        25,079       25,261
                                         =======       =======      =======       =======      =======
Net income per common share --basic...   $  1.74       $  0.57      $  0.76       $  0.37      $  0.46
Net income per common
  share -- diluted....................   $  1.67       $  0.55      $  0.72       $  0.36      $  0.44

     For purposes of computing diluted earnings per share, weighted average common share equivalents do not include stock options with an exercise price greater than the average market price of the common shares during the period. Options to purchase approximately 474,000, 374,000, and 61,000 shares of common stock were outstanding during 2000, 1999 and 1998, respectively, but were not included in the calculation of diluted net income per common share because the option price was greater than the average market price of the common shares during the period.

                             MKS INSTRUMENTS, INC.

                  (TABLES IN THOUSANDS, EXCEPT PER SHARE DATA)

FOREIGN EXCHANGE

     The functional currency of the Company's foreign subsidiaries is the applicable local currency. For those subsidiaries, assets and liabilities are translated to U.S. dollars at year-end exchange rates. Income and expense accounts are translated at the average exchange rates prevailing for the year. The resulting translation adjustments are included in accumulated other comprehensive income in consolidated stockholders' equity.

REVENUE RECOGNITION

     Revenue from product sales is generally recognized upon shipment provided that persuasive evidence of an arrangement exists, the sales price is fixed or determinable, collectibility is reasonably assured and title and risk of loss have passed to the customer. The Company has no obligations to customers after the date products are shipped other than pursuant to warranty obligations. The Company provides for the estimated costs to fulfill customer warranty and other contractual obligations upon the recognition of the related revenue. Shipping and handling fees, if any, billed to customers are recognized as revenue. The related costs are recognized in cost of sales.

CASH AND CASH EQUIVALENTS AND INVESTMENTS

     All highly liquid investments with an original maturity of three months or less at the date of purchase are considered to be cash equivalents.

     Cash equivalents consist of the following at December 31:

                                                            2000       1999
                                                          --------    -------
Cash and money market instruments.......................  $ 36,687    $28,176
Commercial paper........................................    74,895     31,313
Federal government and government agency obligations....     1,000      6,000
State and municipal government obligations..............     2,000         --
Corporate obligations...................................     8,500      2,000
                                                          --------    -------
                                                          $123,082    $67,489
                                                          ========    =======

     Short-term available-for-sale investments maturing within one year consist of the following at December 31:

                                                            2000       1999
                                                           -------    -------
Federal government and government agency obligations.....  $10,101    $16,245
Corporate obligations....................................    1,000      5,501
Commercial paper.........................................    6,803      4,641
                                                           -------    -------
                                                           $17,904    $26,387
                                                           =======    =======

     Long-term available-for-sale investments maturing within two years consist of the following at December 31:

                                                             2000       1999
                                                            -------    ------
Federal government and government agency obligations......  $ 4,000    $1,063
State and municipal government obligations................   13,100        --
                                                            -------    ------
                                                            $17,100    $1,063
                                                            =======    ======

                             MKS INSTRUMENTS, INC.

                  (TABLES IN THOUSANDS, EXCEPT PER SHARE DATA)

     The appropriate classification of investments in debt and equity securities is determined at the time of purchase. Debt securities that the Company has both the intent and ability to hold to maturity are carried at amortized cost. Debt securities that the Company does not have the intent and ability to hold to maturity or equity securities are classified as "available-for-sale" and are carried at fair value. Marketable equity securities are carried at fair value and classified as available-for-sale. Unrealized gains and losses on securities classified as available-for-sale are included in accumulated other comprehensive income in consolidated stockholders' equity and were not material as of December 31, 2000 and 1999. The cost of securities sold is based on the specific identification method.

INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined on the first-in, first-out method.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost. Equipment acquired under capital leases is recorded at the present value of the minimum lease payments required during the lease period. Expenditures for major renewals and betterments that extend the useful lives of property, plant and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is recognized in earnings.

     Depreciation is provided on the straight-line method over the estimated useful lives of 20 to 31 1/2 years for buildings and three to seven years for machinery and equipment. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the leased asset.

INTANGIBLE ASSETS

     Intangible assets resulting from the acquisitions of entities accounted for using the purchase method of accounting are estimated by management based on the fair value of assets received. These include acquired customer lists, workforce, technology, patents, trade name, covenants not to compete and goodwill. Intangible assets are amortized from three to ten years on a straight-line basis which represents the estimated periods of benefit.

IMPAIRMENT OF LONG-LIVED ASSETS

     The Company evaluates the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards "SFAS" No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.

RESEARCH AND DEVELOPMENT

     Research and development costs are expensed as incurred.

PATENTS

     Patent costs are amortized over their estimated useful life of five years.

                             MKS INSTRUMENTS, INC.

                  (TABLES IN THOUSANDS, EXCEPT PER SHARE DATA)

NEW ACCOUNTING PRONOUNCEMENTS

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition." SAB 101 summarizes the staff's view in applying generally accepted accounting principles to revenue recognition. The Company adopted SAB 101 in fiscal year 2000. The adoption did not have a material affect on its financial statements.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

3. FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

FOREIGN EXCHANGE RISK MANAGEMENT

     The Company adopted the provisions of SFAS No. 133 effective April 1, 1999. The impact of adopting SFAS No. 133 was the recording of an unrealized loss of $16,000, net of taxes, in other comprehensive income. The Company hedges a portion of its forecasted foreign currency denominated intercompany sales of inventory, over a maximum period of fifteen months, using forward exchange contracts and currency options primarily related to Japanese and European currencies. These derivatives are designated as cash-flow hedges, and changes in their fair value are carried in accumulated other comprehensive income until the underlying forecasted transaction occurs. Once the underlying forecasted transaction is realized, the appropriate gain or loss from the derivative designated as a hedge of the transaction is reclassified from accumulated other comprehensive income to cost of sales. The Company utilizes an interest rate swap to fix the interest rate on certain variable term loans in order to minimize the effect of changes in interest rates on earnings. During 2000 and 1999, net realized gains of $6,000 and net realized losses of $104,000, respectively, were recorded in earnings. As of December 31, 2000, the amount that will be reclassified from accumulated other comprehensive income to earnings over the next twelve months is an unrealized gain of $375,000 net of taxes. The ineffective portion of the derivatives is primarily related to option premiums, is recorded in cost of sales, and was $304,000 in 2000.

     Prior to the adoption of SFAS No. 133, the Company entered into forward exchange contracts and local currency purchased options to hedge a portion of its probable anticipated, but not firmly committed transactions. The anticipated transactions whose risks were being hedged were the intercompany sales of inventory by the U.S. parent to the foreign subsidiary payable in the foreign subsidiary's local currency. The time period of the anticipated transactions that were hedged generally approximated one year. The Company also used forward exchange contracts to hedge firm commitments. Market value gains and losses on forward exchange contracts were recognized immediately in earnings unless a firm commitment existed. Market value gains and premiums on local currency purchased options on probable anticipated transactions and market value gains and losses on forward exchange contracts hedging firm commitments were recognized when the hedged transactions occurred. These contracts, which related primarily to Japanese and European currencies generally had terms of twelve months or less. Forward exchange contracts received hedge accounting on firmly committed transactions when they were designated as a hedge of the designated currency exposure and were effective in minimizing such exposure. Options received hedge accounting on probable anticipated transactions when they were designated as a hedge of the currency exposure and were effective in minimizing such exposure.

                             MKS INSTRUMENTS, INC.

                  (TABLES IN THOUSANDS, EXCEPT PER SHARE DATA)

     Realized and unrealized gains and losses on forward exchange contracts and local currency purchased option contracts that do not qualify for hedge accounting are recognized immediately in earnings. The cash flows resulting from forward exchange contracts and local currency purchased options that qualify for hedge accounting are classified in the statement of cash flows as part of cash flows from operating activities. Cash flows resulting from forward exchange contracts and local currency purchased options that do not qualify for hedge accounting are classified in the statement of cash flows as investing activities. The Company does not hold or issue derivative financial instruments for trading purposes.

     Forward exchange contracts with notional amounts totaling $1,500,000, $4,000,000 and $8,000,000 to exchange foreign currencies for U.S. dollars were outstanding at December 31, 2000, 1999 and 1998, respectively. Of such forward exchange contracts, $1,500,000, $4,000,000 and $7,800,000 to exchange Japanese yen for U.S. dollars, were outstanding at December 31, 2000, 1999, and 1998, respectively. Local currency purchased options with notional amounts totaling $25,390,000, $11,800,000 and $10,221,000 to exchange foreign currencies for U.S.
dollars were outstanding at December 31, 2000, 1999 and 1998, respectively.

     Foreign exchange gains of $37,000 and $415,000 and foreign exchange losses of $168,000 on forward exchange contracts which did not qualify for hedge accounting were recognized in earnings during 2000, 1999 and 1998, respectively, and are classified in Other income, net. Gains and losses on forward exchange contracts and local currency purchased options that qualify for hedge accounting are classified in cost of goods sold and totaled a gain of $6,000, a loss of $104,000 and a gain of $310,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

     The fair values of forward exchange contracts at December 31, 2000 and 1999, determined by applying period end currency exchange rates to the notional contract amounts, amounted to an unrealized gain of $164,000 and an unrealized loss of $547,000, respectively. The fair value of local currency purchased options at December 31, 2000 and 1999, which were obtained through dealer quotes were immaterial.

     The Company recorded a foreign exchange remeasurement gain on intercompany payables of $1,000,000 in other income, net in 1998. The Company has hedged certain intercompany payables with currency options. Since these derivatives hedge existing amounts that are denominated in foreign currencies, the options do not qualify for hedge accounting under SFAS No. 133.

INTEREST RATE RISK MANAGEMENT

     The Company utilizes an interest rate swap to fix the interest rate on certain variable rate term loans in order to minimize the effect of changes in interest rates on earnings. In 1998, the Company entered into a four-year interest rate swap agreement on a declining notional amount basis which matches with the scheduled principal payments with a major financial institution for the notional amount of $10,528,000 equal to the term loans described in Note 6. Under the agreement, the Company pays a fixed rate of 5.85% on the notional amount and receives LIBOR. The interest differential payable or accruable on the swap agreement is recognized on an accrual basis as an adjustment to interest expense. The criteria used to apply hedge accounting for this interest rate swap is based upon management designating the swap as a hedge against the variable rate debt combined with the terms of the swap matching the underlying debt including the notional amount, the timing of the interest reset dates, the indices used and the paydates. At December 31, 2000, the fair value of this interest rate swap, which represents the amount the Company would receive or pay to terminate the agreement, is not material, based on dealer quotes. The variable rate received on the swap at December 31, 2000 was 6.82%.

     The market risk exposure from the interest rate swap is assessed in light of the underlying interest rate exposures. Credit risk exposure from the swap is minimized as the agreement is with a major financial

                             MKS INSTRUMENTS, INC.

                  (TABLES IN THOUSANDS, EXCEPT PER SHARE DATA)

institution. The Company monitors the creditworthiness of this financial institution and full performance is anticipated.

CONCENTRATIONS OF CREDIT RISK

     The Company's significant concentrations of credit risk consist principally of cash and cash equivalents, investments, forward exchange contracts, and trade accounts receivable. The Company maintains cash and cash equivalents with financial institutions including the bank it has borrowings with. The Company maintains investments primarily in U.S. Treasury and government agency securities and corporate debt securities, rated AA or higher, which have minimal credit risk. The Company places forward currency contracts with high credit-quality financial institutions in order to minimize credit risk exposure. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of diverse and geographically dispersed customers. Credit is extended for all customers based on financial condition and collateral is not required.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of the term loans, including the current portion, approximates its carrying value given its variable rate interest provisions. The fair value of marketable securities is based on quoted market prices. The fair value of mortgage notes is based on borrowing rates for similar instruments and approximates its carrying value. For all other balance sheet financial instruments, the carrying amount approximates fair value because of the short period to maturity of these instruments.

4. INVENTORIES

     Inventories consist of the following at December 31:

                                                            2000       1999
                                                           -------    -------
Raw material.............................................  $23,765    $14,550
Work-in-process..........................................   20,856     10,484
Finished goods...........................................   24,544     15,035
                                                           -------    -------
                                                           $69,165    $40,069
                                                           =======    =======

5. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following at December 31:

                                                            2000       1999
                                                          --------    -------
Land....................................................  $ 10,936    $ 9,573
Buildings...............................................    35,892     27,733
Machinery and equipment.................................    46,402     41,356
Furniture and fixtures..................................    16,789     14,011
Leasehold improvements..................................     3,775      4,159
Construction in progress................................     5,956         --
                                                          --------    -------
                                                           119,750     96,832
Less: accumulated depreciation and amortization.........    55,617     55,858
                                                          --------    -------
                                                          $ 64,133    $40,974
                                                          ========    =======

                             MKS INSTRUMENTS, INC.

                  (TABLES IN THOUSANDS, EXCEPT PER SHARE DATA)

     Depreciation and amortization of property, plant and equipment totaled $9,785,000, $8,727,000 and $8,299,000 for the years ended December 31, 2000,
1999 and 1998, respectively. During the year ended December 31, 2000, the Company retired $6,727,000 of fully depreciated property, plant and equipment.

6. DEBT

CREDIT AGREEMENTS AND SHORT-TERM BORROWINGS

     In February 1996, the Company entered into loan agreements with two banks, which provided access to a revolving credit facility. The revolving credit facility provided for uncollateralized borrowings up to $30,000,000, and expired on December 31, 1999. Interest on borrowings was payable quarterly at either the banks' base rate or the LIBOR Rate, as defined in the agreement, at the Company's option. At December 31, 1999, the Company had no borrowings under this revolving credit facility.

     Effective January 1, 2000, the Company entered into a loan agreement with the same two banks, which provides access to a revolving credit facility. The revolving credit facility provides for uncollateralized borrowings up to $40,000,000, and expires April 30, 2001. The Company is currently in negotiations to extend this credit line. Interest on borrowings is payable quarterly at either the banks' base rate, or the LIBOR Rate, as defined in the agreement. At December 31, 2000, the Company had no borrowings under this revolving credit facility.

     The Company may borrow up to $8,000,000 from a bank under an unsecured demand line of credit with interest at the bank's prime rate. Borrowings under the line are limited to 100% of the Company's cash balance plus 80% of domestic accounts receivable outstanding less than 90 days. The Company may fix a portion or all of the outstanding balances under the line for periods up to the remaining term of the line. The line may be used for standby letters of credit.

     There are fees of 1.5% for any standby letters of credit and 0.25% on the unused portion of the line. There were no outstanding borrowings at the end of 2000. The line of credit expires in April 2003. No security pledges of assets can be granted nor dividends paid without the approval of the bank that issued the unsecured line of credit.

     Additionally, certain of the Company's foreign subsidiaries have lines of credit and short-term borrowing arrangements with various financial institutions which provide for aggregate borrowings as of December 31, 2000 of up to $17,533,000, which generally expire and are renewed at six month intervals. At December 31, 2000 and 1999, total borrowings outstanding under these arrangements were $15,719,000 and $12,423,000, respectively, at interest rates ranging from 1.35% to 1.875% and 1.2% to 1.7%, respectively. A portion of the foreign short-term borrowings are guaranteed by a domestic bank.

LONG-TERM DEBT

     Long-term debt consists of the following at December 31:

                                                            2000       1999
                                                           -------    -------
Term loans...............................................  $ 2,620    $ 8,862
Mortgage notes...........................................   11,602      2,824
                                                           -------    -------
Total long-term debt.....................................   14,222     11,686
Less: current portion....................................    2,783      7,346
                                                           -------    -------
Long-term debt less current portion......................  $11,439    $ 4,340
                                                           =======    =======

                             MKS INSTRUMENTS, INC.

                  (Tables in Thousands, Except Per Share Data)

     On November 1, 1993, the Company entered into a term loan agreement with a bank, which provided for borrowings of $10,000,000. Principal payments were paid in equal monthly installments of $56,000 through October 1, 2000, with the remaining principal payment paid on November 1, 2000. The loan was collateralized by certain land, buildings, and equipment. Interest was payable monthly at either the bank's base rate, at a rate based on the long-term funds rate, or at the LIBOR Rate, as defined in the agreement, at the Company's option.

     On October 31, 1995, the Company also entered into a term loan agreement with the same bank, which provided additional uncollateralized borrowings of $7,000,000. Principal payments are payable in equal monthly installments of $83,000 through June 1, 2002, with the remaining principal payment due on June 30, 2002. Interest is payable monthly at either the bank's base rate or at the LIBOR Rate, as defined in the agreement, at the Company's option.

     On March 6, 2000, the Company entered into a mortgage note payable with a bank to borrow $10,000,000 to finance the purchase of land and a building. Principal and interest is being paid in monthly installments of $119,000 with the final payments due in March 2007.

     In connection with the purchase of Telvac Engineering, Ltd., the Company issued term loans of $752,000. Principal payments of $51,000 are due on an annual basis through December 1, 2004 with the remaining principal due on May 1, 2005. Interest is payable semi-annually at the UK base rate.

     At December 31, 2000, the interest rates in effect for the outstanding term loan and mortgage note borrowings ranged from 6.0% to 9.5% and was 7.4% at December 31, 1999.

     The terms of the revolving credit facility and term loan agreements, as amended, contain, among other provisions, requirements for maintaining certain levels of tangible net worth and other financial ratios. The agreement also contains restrictions with respect to acquisitions. Under the most restrictive covenant, the operating cash flow to debt service ratio for a fiscal quarter shall not be less than 1.25 to 1.0. In the event of default of these covenants or restrictions, any obligation then outstanding under the loan agreement shall become payable upon demand by the bank.

     The Company has loans outstanding from various foreign banks in the form of mortgage notes at interest rates ranging from 2.0% to 6.1%. Principal and interest are payable in monthly installments through 2010. The loans are collateralized by mortgages on certain of the Company's foreign properties.

     Aggregate maturities of long-term debt over the next five years are as follows:

YEAR ENDING DECEMBER 31,
  2001......................................................  $ 2,783
  2002......................................................    2,753
  2003......................................................    1,839
  2004......................................................    1,843
  2005......................................................    2,142
  Thereafter................................................    2,862
                                                              -------
                                                              $14,222
                                                              =======

7. COMMITMENTS AND CONTINGENCIES

     The Company leases certain of its facilities and machinery and equipment under capital and operating leases expiring in various years through 2002 and thereafter. Generally, the facility leases require the Company

                             MKS INSTRUMENTS, INC.

                  (TABLES IN THOUSANDS, EXCEPT PER SHARE DATA)

to pay maintenance, insurance and real estate taxes. Rental expense under operating leases totaled $4,623,000, $4,289,000 and $3,304,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

     Minimum lease payments under operating and capital leases are as follows:

                                                           OPERATING    CAPITAL
                                                            LEASES      LEASES
                                                           ---------    -------
YEAR ENDING DECEMBER 31,
  2001...................................................   $ 3,692     $  675
  2002...................................................     2,189        614
  2003...................................................     1,565        291
  2004...................................................     1,392        106
  2005...................................................     1,138         --
  Thereafter.............................................     1,848         --
                                                            -------     ------
Total minimum lease payments.............................   $11,824      1,686
                                                            =======     ------
Less: amounts representing interest......................                  129
                                                                        ------
Present value of minimum lease payments..................                1,557
Less: current portion....................................                  610
                                                                        ------
Long-term portion........................................               $  947
                                                                        ======

     Prior to its initial public offering, the Company entered into a Tax Indemnification and S Corporation Distribution Agreement with its then existing stockholders (the "Pre-IPO stockholders"). The agreement includes provisions for the payment, with interest, by the Pre-IPO stockholders or MKS, as the case may be, for the difference between the $40,000,000 distributed as an estimate of the amount of the accumulated adjustments account as of April 4, 1999, which is the date the Company's S Corporation status was terminated, and the actual amount of the accumulated adjustments account on that day. The actual amount of the accumulated adjustments account was $41,416,619. Accordingly, the Company made an additional distribution of $1,416,619, plus interest of $177,524, to the Pre-IPO stockholders during the three months ended September 30, 2000. The amount of the additional distribution payable had been estimated to be $3,350,000. This estimated amount was charged directly to retained earnings during 1999 and had no impact on net income or earnings per share. The difference between the actual additional distribution and the estimated additional distribution was credited directly to retained earnings during the three months ended September 30, 2000 and had no impact on net income or earnings per share. The amount of the accumulated adjustments account can be affected by future income tax audits of MKS. If any audit increases or decreases the accumulated adjustments account, MKS or the Pre-IPO stockholders, as the case may be, will also be required to make a payment, with interest, of such differences to the other party. No shareholders, other than the Pre-IPO stockholders, are parties to the Tax Indemnification and S Corporation Distribution Agreement.

8. STOCKHOLDERS' EQUITY

COMMON STOCK

     In March 1999, the Company amended its Articles of Organization to: i) eliminate the authorized shares of Class A Common Stock and Class B Common Stock; ii) increase the authorized number of shares of Common Stock to 50,000,000 shares; iii) authorize 2,000,000 shares of Preferred Stock, $0.01 par value per share; and iv) provide that each outstanding share of Class A Common Stock and Class B Common Stock be converted into one share of Common Stock.

                             MKS INSTRUMENTS, INC.

                  (TABLES IN THOUSANDS, EXCEPT PER SHARE DATA)

     On March 30, 2000, ASTeX completed the registration and sale of 1,917,250 shares of common stock at $40.42 per share. The net proceeds from the offering were approximately $73,200,000.

     On April 5, 1999 MKS closed the initial public offering of its Common Stock. In connection with this offering and the exercise of an over-allotment option by the underwriters, MKS sold 6,375,000 shares of Common Stock at a price of $14.00 per share. The net proceeds to MKS were approximately $82,000,000. Underwriting discounts and commissions were approximately $6,200,000 and other offering costs were approximately $1,000,000.

     On April 5, 1999 MKS distributed $40,000,000, which was the estimated amount of the MKS undistributed S corporation earnings as of the day prior to the closing of the offering.

     On March 5, 1999, ASTeX completed the registration and sale of 1,533,800 shares of common stock at $14.34 per share. On April 6, 1999, the underwriters exercised their over-allotment option to purchase an additional 230,070 shares of common stock. The net proceeds from the offering were approximately $23.8 million.

     In 1998, ASTeX announced that it had met the requirements for the redemption of redeemable warrants issued in connection with the ASTeX initial public offering and called the warrants for redemption. 2,082,451 redeemable warrants and 133,088 underwriter warrants were converted into 1,297,147 shares of common stock. The net proceeds were $15,234,000.

STOCK PURCHASE PLAN

     The Company's 1999 Employee Stock Purchase Plan (the "Purchase Plan") authorizes the issuance of up to an aggregate of 450,000 shares of Common Stock to participating employees. Offerings under the Purchase Plan commence on June 1 and December 1 and terminate, respectively, on November 30 and May 31. Under the Purchase Plan, eligible employees may purchase shares of Common Stock through payroll deductions of up to 10% of their compensation. The price at which an employee's option is exercised is the lower of (1) 85% of the closing price of the Common Stock on the NASDAQ National Market on the day that each offering commences or (2) 85% of the closing price on the day that each offering terminates. During 2000 and 1999, the Company issued 83,118 and 36,520 shares, respectively, of Common Stock to employees who participated in the Purchase Plan at exercise prices of $21.04 and $12.86 in 2000 and at an exercise price of $12.94 per share in 1999. As of December 31, 2000, there were 330,362 shares reserved for issuance.

     The Company's Amended and Restated 1999 Foreign Employee Stock Purchase Plan (the "Foreign Purchase Plan") authorizes the issuance of up to an aggregate of 50,000 shares of Common Stock to participating employees. The initial offering under the Foreign Purchase Plan commenced on March 1, 2000 and terminated May 31, 2000. Additional offerings under the Foreign Purchase Plan commence on June 1 and December 1 and terminate, respectively, on November 30 and May 31. Under the Foreign Purchase Plan, eligible employees may purchase shares of Common Stock through payroll deductions of up to 10% of their compensation. The price at which an employee's option is exercised is the lower of (1) 85% of the closing price of the Common Stock on the NASDAQ National Market on the day that each offering commences or (2) 85% of the closing price on the day that each offering terminates. During 2000, the Company issued 7,248 shares of Common Stock to employees who participated in the Foreign Purchase Plan at exercise prices of $33.47 and $12.86 per share. As of December 31, 2000, there were 42,752 shares reserved for issuance.

STOCK OPTION PLANS

     On January 9, 1998, the stockholders of MKS approved the following: (1) an increase in the number of shares that may be granted under the 1995 Stock Incentive Plan to 3,750,000 shares of common stock; (2) the adoption of the 1997 Director Stock Option Plan pursuant to which options may be granted to purchase up to

                             MKS INSTRUMENTS, INC.

                  (TABLES IN THOUSANDS, EXCEPT PER SHARE DATA)

an aggregate of 300,000 shares of common stock; (3) the adoption of the 1997 Employee Stock Purchase Plan pursuant to which MKS may issue up to an aggregate of 450,000 shares of common stock; and (4) that 3,750,000 shares, 300,000 shares, and 450,000 shares of common stock be reserved for issuance under the 1995 Stock Incentive Plan, the 1997 Director Stock Option Plan, and the 1997 Employee Stock Purchase Plan, respectively. The 1997 Employee Stock Purchase Plan was amended and restated on April 22, 1999, and the Plan's name was changed to the Amended and Restated 1999 Employee Stock Purchase Plan.

     In May 2000, the stockholders of the Company approved an annual increase in the number of shares that may be granted under the 1995 Stock Incentive Plan of 4% of the total shares of the Company's stock on July 1 of each year. The annual increase will occur until such time as the aggregate number of shares which may be issued under the Plan is 9,750,000 shares, subject to adjustment for certain changes in MKS' capitalization.

     MKS grants options to employees under the 1995 Stock Incentive Plan (the "Plan") and to directors under the 1996 Director Stock Option Plan and the 1997 Director Stock Option Plan (the "Director Plans").

     ASTeX adopted the 1993 Stock Option Plan in fiscal 1994 and in fiscal 1995, adopted the 1994 Formula Stock Option Plan to award stock options to nonemployee directors of the Company (the "ASTeX Plans"). The ASTeX Plans are administered by the Company's board of directors and the ASTeX options are exercisable for Company stock. At the end of 2000, 1,322,041 options to purchase Company common stock were reserved for issuance under the ASTeX Plans.

     Effective August 26, 1998, ASTeX repriced all of its stock options which had been granted since June 29, 1997 to the closing market price on that date, which was $7.82 per share. Options which had been granted to directors of the Company during the same period were not repriced.

     At December 31, 2000, 1,428,846 options to purchase shares of Company common stock were reserved for issuance under the Plan. At December 31, 2000, under the Director Plans, options to purchase 210,000 shares of common stock were reserved for issuance. Stock options are granted at 100% of the fair value of the Company's common stock. Generally, stock options granted under the Plan prior to 2000 vest 20% after one year and 5% per quarter thereafter, and expire 10 years after the grant date. Generally, stock options granted under the Plan in 2000 vest 25% after one year and 6.25% per quarter thereafter, and expire 10 years after the grant date. Under the Director Plans, certain options granted in 1999 vest immediately. The remainder of the options granted in 1997 and later vest at the earlier of (1) the next annual meeting, (2) 13 months from date of grant, or (3) the effective date of an acquisition as defined in the Director Plans.

     The following table presents the activity for options under the Plan and the ASTeX Plans:

                                                           YEAR ENDED DECEMBER 31,
                                      ------------------------------------------------------------------
                                              2000                   1999                   1998
                                      --------------------   --------------------   --------------------
                                                  WEIGHTED               WEIGHTED               WEIGHTED
                                                  AVERAGE                AVERAGE                AVERAGE
                                                  EXERCISE               EXERCISE               EXERCISE
                                       OPTIONS     PRICE      OPTIONS     PRICE      OPTIONS     PRICE
                                      ---------   --------   ---------   --------   ---------   --------
Outstanding -- beginning of
  period............................  3,603,131    $ 8.56    3,011,329    $ 7.11    2,303,299    $6.06
Granted.............................  1,134,384     29.66    1,358,977     12.49      987,022     9.82
Exercised...........................   (672,472)     7.93     (338,441)     6.70     (104,713)    7.93
Forfeited or expired................   (140,945)    14.86     (428,734)    12.30     (174,279)    8.06
                                      ---------    ------    ---------    ------    ---------    -----
Outstanding -- end of period........  3,924,098    $14.54    3,603,131    $ 8.56    3,011,329    $7.11
                                      =========    ======    =========    ======    =========    =====
Exercisable at end of period........  1,852,368    $ 8.56    1,509,406    $ 6.40    1,191,186    $6.64
                                      =========    ======    =========    ======    =========    =====

                             MKS INSTRUMENTS, INC.

                  (TABLES IN THOUSANDS, EXCEPT PER SHARE DATA)

     The following table summarizes information with respect to options outstanding and exercisable under the Plan and the ASTeX Plans at December 31, 2000:

                                  OPTIONS OUTSTANDING
                         --------------------------------------   OPTIONS EXERCISABLE
                                                   WEIGHTED       --------------------
                                     WEIGHTED       AVERAGE                   WEIGHTED
                                     AVERAGE       REMAINING                  AVERAGE
                          NUMBER     EXERCISE     CONTRACTUAL      NUMBER     EXERCISE
RANGE OF EXERCISE PRICE  OF SHARES    PRICE     LIFE (IN YEARS)   OF SHARES    PRICE
-----------------------  ---------   --------   ---------------   ---------   --------
$ 4.43 - $11.74          2,109,685    $ 5.93         5.82         1,434,947    $ 5.56
$11.98 - $18.83            728,145    $14.54         7.91           290,669    $13.95
$19.00 - $29.50            502,127    $27.01         6.48            85,362    $26.42
$30.24 - $61.50            584,141    $34.95         8.13            41,390    $37.98
                         ---------    ------         ----         ---------    ------
                         3,924,098    $14.54         6.64         1,852,368    $ 8.56

     The following table presents activity for options under the MKS Director
Plans:

                                                              YEAR ENDED DECEMBER 31,
                                            ------------------------------------------------------------
                                                   2000                 1999                 1998
                                            ------------------   ------------------   ------------------
                                                      WEIGHTED             WEIGHTED             WEIGHTED
                                                      AVERAGE              AVERAGE              AVERAGE
                                                      EXERCISE             EXERCISE             EXERCISE
                                            OPTIONS    PRICE     OPTIONS    PRICE     OPTIONS    PRICE
                                            -------   --------   -------   --------   -------   --------
Outstanding -- beginning of period........  100,368    $10.95     34,368    $ 4.81    30,748     $4.43
Granted...................................   24,000     44.88     66,000     14.15     3,620      8.00
Exercised.................................  (25,092)    10.95         --        --        --        --
                                            -------    ------    -------    ------    ------     -----
Outstanding -- end of period..............   99,276    $19.15    100,368    $10.95    34,368     $4.81
                                            =======    ======    =======    ======    ======     =====
Exercisable at end of period..............   75,276    $10.95     76,368    $ 9.86    26,228     $4.43
                                            =======    ======    =======    ======    ======     =====

     The following table summarizes information with respect to options outstanding and exercisable under the MKS Director Plans at December 31, 2000:

                                  OPTIONS OUTSTANDING
                         --------------------------------------   OPTIONS EXERCISABLE
                                                   WEIGHTED       --------------------
                                     WEIGHTED       AVERAGE                   WEIGHTED
                                     AVERAGE       REMAINING                  AVERAGE
                          NUMBER     EXERCISE     CONTRACTUAL      NUMBER     EXERCISE
RANGE OF EXERCISE PRICE  OF SHARES    PRICE     LIFE (IN YEARS)   OF SHARES    PRICE
-----------------------  ---------   --------   ---------------   ---------   --------
$ 4.43 - $ 8.00           25,776      $ 4.87         5.85          25,776      $ 4.81
$14.00 - $14.40           49,500      $14.15         8.20          49,500      $14.15
$44.875                   24,000      $44.88         9.38              --      $   --
                          ------      ------         ----          ------      ------
                          99,276      $19.15         7.87          75,276      $10.95

     The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 (SFAS No. 123), "Accounting for Stock-Based Compensation." The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. The Company is required to disclose pro forma net income and net income per common share amounts had compensation cost for the Company's stock based compensation plans been determined based on the fair value at the grant date for awards under the plans. Had compensation expense for the stock based

                             MKS INSTRUMENTS, INC.

                  (TABLES IN THOUSANDS, EXCEPT PER SHARE DATA)

compensation plans been consistent with the method of SFAS No. 123, the amounts reported for 2000, 1999 and 1998 would have been:

                                                         2000       1999       1998
                                                        -------    -------    -------
Net income as reported................................  $60,260    $22,786    $11,207
Pro forma net income for SFAS No. 123.................  $53,320    $19,920    $ 9,304
Pro forma net income per share for SFAS
  No. 123:
  Basic...............................................  $  1.54    $  0.66    $  0.38
  Diluted.............................................  $  1.47    $  0.63    $  0.37

     The weighted average fair value of options at the date of grant was estimated using the Black-Scholes model and was $22.74 with the following assumptions in 2000: expected life of 5 years, weighted average interest rate of 6.37%, expected volatility of 88%, and no dividend yield. In 1999, the weighted average fair value of MKS options at the date of grant was $9.54 with the following assumptions in 1999: expected life of 5 years, weighted average interest rate of 5.49%, expected volatility of 64%, and no dividend yield. Had the fair value based method prescribed in SFAS No. 123 been used to account for stock-based compensation cost in 1998, for MKS options there would have been no change in net income and net income per share from that reported based on the following assumptions: dividend yield of 8%, interest rate of 5.44% and an expected life of 8 years.

     The fair value of purchase rights granted in 2000 and 1999 under the Purchase Plan was $7.64 and $5.11, respectively. The fair value of the employees' purchase rights was estimated using the Black-Scholes model with the following assumptions in 2000: expected life of 6 months, interest rate of 5.57%, expected volatility of 88%, and no dividend yield, and the following assumptions in 1999: expected life of 6 months, interest rate of 4.87%, expected volatility of 64%, and no dividend yield.

     The weighted average fair value of ASTeX options granted during fiscal 2000, 1999 and 1998 was $18.53, $4.08 and $9.10, respectively.

     The fair value of each ASTeX option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants issued in fiscal 2000, 1999 and 1998: no divided yield for all years; expected volatility of 72%, 82% and 76% for 2000, 1999 and 1998, respectively; risk-free interest rates of 5.92% for 2000 grants, 4.72% for 1999 grants and 5.8% for 1998 grants; and expected lives of 4 years for 2000 grants, 4 years for 1999 grants and 4 years for 1998 grants.

ACCUMULATED OTHER COMPREHENSIVE INCOME

     The balance of accumulated other comprehensive income was comprised of the following:

                                                                 FINANCIAL
                                                                INSTRUMENTS      ACCUMULATED
                                                 CUMULATIVE      DESIGNATED         OTHER
                                                 TRANSLATION    AS CASH FLOW    COMPREHENSIVE
                                                 ADJUSTMENTS       HEDGES          INCOME
                                                 -----------    ------------    -------------
Balance at December 31, 1999...................    $ 1,132         $(228)          $   904
Foreign currency translation adjustment, net of
  taxes of $628................................     (1,056)           --            (1,056)
Changes in value of financial instruments
  designated as cash flow hedges, net of taxes
  of $(359)....................................         --           603               603
                                                   -------         -----           -------
Balance at December 31, 2000...................    $    76         $ 375           $   451
                                                   =======         =====           =======

                             MKS INSTRUMENTS, INC.

                  (Tables in Thousands, Except Per Share Data)

9. INCOME TAXES

     Prior to its initial public offering, MKS was treated as an S corporation for federal income tax purposes. As an S corporation, the Company was not subject to federal, and certain state, income taxes. MKS terminated its S corporation status upon the closing of its initial public offering in 1999 and became subject to taxes at C corporation tax rates. This change in tax status and tax rates resulted in a non-recurring, non-cash deferred tax credit to net income of $3,770,000 and a deferred tax charge to other comprehensive income of $497,000 in 1999.

     The Pre-IPO stockholders are liable for individual Federal, and certain state, income taxes on their allocated portions of the MKS taxable income as an S corporation. For the tax year ending December 31, 1999, the Pre-IPO stockholders were allocated a portion of the MKS 1999 taxable income. A reconciliation of the Company's 2000 and 1999 effective tax rate to the U.S. federal statutory rate follows:

                                                              2000      1999
                                                              -----    ------
U.S. Federal income tax statutory rate......................   35.0%     35.0%
Nonrecurring deferred tax credit............................     --     (13.7)
Pre-IPO stockholder 1999 allocated taxable income...........     --      (7.3)
State income taxes, net of federal benefit..................    3.3       2.4
Effect of foreign operations taxed at various rates.........    0.7       2.3
Foreign sales corporation tax benefit.......................   (1.2)     (1.7)
Other.......................................................   (0.5)      (.3)
                                                              -----    ------
                                                               37.3%     16.7%
                                                              =====    ======

     As MKS was not subject to Federal income taxes in 1998, a reconciliation of the effective tax rate to the Federal statutory rate is not meaningful for that year.

     The components of income before income taxes and the historical related provision for income taxes consist of the following:

                                                           YEAR ENDED DECEMBER 31,
                                                        -----------------------------
                                                         2000       1999       1998
                                                        -------    -------    -------
Income before income taxes:
  United States.......................................  $87,654    $23,689    $12,656
  Foreign.............................................    8,456      3,678      1,966
                                                        -------    -------    -------
                                                         96,110     27,367     14,622
Current taxes:
  United States Federal...............................   29,778      6,514      2,141
  State...............................................    5,203      1,291        485
  Foreign.............................................    3,697      1,806        784
                                                        -------    -------    -------
                                                         38,678      9,611      3,410
Deferred taxes:
  United States Federal...............................   (2,593)    (4,804)      (267)
  State...............................................     (235)      (242)       265
  Foreign.............................................       --         16          7
                                                        -------    -------    -------
                                                         (2,828)    (5,030)         5
                                                        -------    -------    -------
Provision for income taxes............................  $35,850    $ 4,581    $ 3,415
                                                        =======    =======    =======

                             MKS INSTRUMENTS, INC.

                  (Tables in Thousands, Except Per Share Data)

     At December 31, 2000 and 1999, the components of the deferred tax asset and deferred tax liability were as follows:

                                                              2000      1999
                                                             ------    ------
Deferred tax assets (liabilities):
  Inventories..............................................  $4,086    $2,599
  Intercompany profits.....................................   2,572     1,362
  Net operating loss carryforwards.........................      45     1,415
  Depreciable assets.......................................   1,457       426
  Compensation and accrued liabilities.....................   1,236     1,301
  Investment booked under the equity method................    (753)     (557)
  Other....................................................     328     1,041
                                                             ------    ------
Total......................................................  $8,971    $7,587
                                                             ======    ======

10. EMPLOYEE BENEFIT PLANS

     The Company has a 401(k) profit-sharing plan for U.S. employees meeting certain requirements in which eligible employees may contribute from 1% up to 12% of their compensation. The Company, at its discretion, may provide a matching contribution which will generally match up to the first 2% of each participant's compensation, plus 25% of the next 4% of compensation. At the discretion of the Board of Directors, the Company may also make additional contributions for the benefit of all eligible employees. The Company's contributions are generally paid annually, and were $2,371,000 and $1,506,000 for the years ended December 31, 1999 and 1998. Approximately $3,372,000 has been expensed as the estimated Company contribution for the year ended December 31, 2000 and is included in accrued compensation.

     The Company maintains a bonus plan which provides cash awards to key employees, at the discretion of the Compensation Committee of the Board of Directors, based upon operating results and employee performance. Bonus expense to key employees was $7,579,000, $3,900,000 and $577,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

11. SEGMENT INFORMATION AND SIGNIFICANT CUSTOMER

     See Note 1 for a brief description of the Company's business. The Company is organized around four similar product lines domestically and by geographic locations internationally and has three reportable segments: North America, Far East, and Europe. Net sales to unaffiliated customers are based on the location in which the sale originated. Transfers between geographic areas are at negotiated transfer prices and have been eliminated from consolidated net sales. Income from operations consists of total net sales less operating expenses and does not include either interest income, interest expense or income taxes. The Company had one customer comprising 30%, 29% and 25% of net sales for the years ended December 31, 2000, 1999 and 1998, respectively. This data is presented in accordance with SFAS 131, "Disclosures About Segments of an Enterprise and Related Information."

                             MKS INSTRUMENTS, INC.

                  (Tables in Thousands, Except Per Share Data)

                                                           YEAR ENDED DECEMBER 31, 2000
                                                    ------------------------------------------
                                                     NORTH        FAR
                                                    AMERICA      EAST      EUROPE      TOTAL
                                                    --------    -------    -------    --------
Net sales to unaffiliated customers...............  $358,777    $67,015    $41,060    $466,852
Intersegment net sales............................    68,753      1,411      1,307      71,471
Depreciation and amortization.....................    14,072        227        576      14,875
Income from operations............................    80,144      4,753      6,638      91,535
Segment assets....................................   390,688     39,436     24,279     454,403
Long-lived assets.................................   106,738      5,703      4,494     116,935
Capital expenditures..............................    31,019        154        995      32,168

                                                           YEAR ENDED DECEMBER 31, 1999
                                                    ------------------------------------------
                                                     NORTH        FAR
                                                    AMERICA      EAST      EUROPE      TOTAL
                                                    --------    -------    -------    --------
Net sales to unaffiliated customers...............  $200,223    $38,734    $26,335    $265,292
Intersegment net sales............................    40,117        706        986      41,809
Depreciation and amortization.....................     8,691        252        547       9,490
Income from operations............................    20,870      1,413      2,754      25,037
Segment assets....................................   208,137     31,272     14,363     253,772
Long-lived assets.................................    41,800      6,524      2,874      51,198
Capital expenditures..............................     6,746        241        357       7,344

                                                           YEAR ENDED DECEMBER 31, 1998
                                                    ------------------------------------------
                                                     NORTH        FAR
                                                    AMERICA      EAST      EUROPE      TOTAL
                                                    --------    -------    -------    --------
Net sales to unaffiliated customers...............  $175,556    $23,902    $23,741    $223,199
Intersegment net sales............................    30,406        290      1,015      31,711
Depreciation and amortization.....................     8,259        210        515       8,984
Income from operations............................    12,072      1,298      1,674      15,044
Segment assets....................................   113,540     20,768     12,664     146,972
Long-lived assets.................................    42,811      5,655      3,363      51,829
Capital expenditures..............................     5,513        179        444       6,136

     Included in North America are the United States and Canada. Net sales to Canada and long-lived assets in Canada were not material.

     Included in the Far East are Japan, Korea, Singapore and Taiwan. Included in Europe are Germany, France and the United Kingdom. Net sales to unaffiliated customers from Japan were $50,187,000, $30,696,000 and $21,153,000 for the years ended December 31, 2000, 1999 and 1998, respectively. Long-lived assets within Japan amounted to $5,460,000, $6,266,000 and $5,431,000 at December 31, 2000,
1999 and 1998, respectively.

12. ACQUISITIONS

     The Company completed several acquisitions in fiscal 2000, all of which have been accounted for under the purchase method of accounting. Accordingly, the results of operations for each acquired company have been included in the Company's supplemental consolidated results of operations from the date of purchase. On March 10, 2000 the Company acquired Compact Instrument Technology, LLC ("Compact Instrument"), a start-up company with proprietary technology in process monitoring for semiconductor manufacturing and other manufacturing processes. The acquisition has been accounted for by the purchase method of accounting.

                             MKS INSTRUMENTS, INC.

                  (Tables in Thousands, Except Per Share Data)

The purchase price was $8,700,000 and consisted of $8,400,000 in common stock and $300,000 in assumed net liabilities. The purchase price was allocated to the assets acquired based upon their estimated fair values. This allocation resulted in goodwill of $7,600,000 and acquired technology of $1,600,000, which are being amortized on a straight-line basis over five years and three years, respectively.

     On May 5, 2000, the Company acquired Telvac Engineering, Ltd., a UK-based, privately held manufacturer of vacuum subsystems. The acquisition has been accounted for by the purchase method of accounting. The purchase price was $1,600,000, and consisted of $750,000 in cash, $750,000 in debt and $100,000 in other acquisition expenses. The purchase price was allocated to the assets acquired based on their estimated fair values. This allocation resulted in goodwill of $800,000, which is being amortized on a straight-line basis over 5 years.

     On July 21, 2000, the Company acquired Spectra International, LLC, a privately held company with products and technology in process monitoring. The purchase price consisted of $9,700,000 cash; 183,293 shares of common stock valued at $6,500,000; fully vested options to purchase 83,675 shares of common stock valued at $2,400,000, calculated at an exchange ratio of 0.4768 shares of common stock per share of Spectra common stock; and $400,000 in acquisition costs. The transaction also includes contingent earnout payments of up to an aggregate of $12,000,000 over 5 years, which will be treated as compensation expense as it is earned. The purchase price was allocated to the assets acquired based on their estimated fair values. Goodwill, acquired technology and other intangible assets are being amortized on a straight-line basis over 5 to 7 years. The allocation of the purchase price is as follows:

Current assets.............................................  $ 5,400
Acquired intangibles.......................................    7,900
Acquired technology........................................    3,700
Goodwill...................................................    6,100
Other assets...............................................      400
Liabilities and debt assumed...............................   (4,500)
                                                             -------
                                                             $19,000
                                                             =======

     The intangible assets include approximately $0.3 million for acquired in-process technology for projects that did not have future alternative uses. This allocation represents the estimated fair value based on risk-adjusted cash flows related to the in-process technology projects. At the date of the acquisition, the development of these projects had not yet reached technological feasibility, and the technology in progress had no alternative future uses. Accordingly, these costs were expensed in the three months ended September 30, 2000.

     On September 6, 2000 the Company acquired D.I.P., Inc., a privately held company with products and technology in digital process control. The purchase price was $6,900,000 cash; 231,392 shares of common stock valued at $6,800,000; and $300,000 in acquisition costs. The purchase price was allocated to the assets

                             MKS INSTRUMENTS, INC.

                  (Tables in Thousands, Except Per Share Data)

acquired based on their estimated fair values. Goodwill, acquired technology and other intangibles are being amortized on a straight-line basis over 3 to 5 years. The allocation of the purchase is as follows:

Current assets.............................................  $ 3,000
Acquired intangibles.......................................    1,700
Acquired technology........................................    7,200
Goodwill...................................................    4,300
Other assets...............................................      200
Liabilities assumed........................................   (2,400)
                                                             -------
                                                             $14,000
                                                             =======

     On August 4, 1999, the Company acquired substantially all of the assets of the Shamrock product line from Sputtered Films, Inc., a designer, manufacturer and seller of high performance sputtering equipment for the semiconductor and magnetic storage industries. Cash consideration of approximately $6,382,000 was paid for the assets. The costs of the acquisition were allocated on the basis of the estimated fair market value of the assets acquired and resulted in an allocation of $4,463,000 to goodwill. The allocation of the purchase price is as follows:

Current assets..............................................  $  646
Goodwill....................................................   4,463
Property and equipment and other assets.....................   1,377
Liabilities assumed.........................................    (104)
                                                              ------
                                                              $6,382
                                                              ======

     In fiscal 1999, the Company completed two acquisitions. On April 5, 1999, the Company completed the acquisition of Klee Corporation ("Klee"), a manufacturer of physical vapor deposition process systems targeted to a segment of electronics packaging known as under-bump metallurgy or flip-chip packaging. Klee had limited operations through the date of the acquisition. The Company acquired all of the stock of Klee in exchange for 238,202 shares of the Company's common stock. The acquisition was accounted for on a pooling of interests basis. The Company's supplemental consolidated financial statements have not been restated for periods prior to acquisition as the acquisition was considered to be an immaterial pooling.

     On November 4, 1998, the Company completed the acquisition of PlasmaQuest, Inc. ("PlasmaQuest"), a manufacturer of systems for research and development, magnetic disk head processing, and electronic packaging applications. The Company acquired all of the stock of PlasmaQuest for a preliminary purchase price of $23,000 net of cash acquired of $124,000. The purchase price was paid in cash from the Company's cash balances. The terms of certain of the acquisition agreements provide for amounts advanced to PlasmaQuest prior to the acquisition, to be repaid. During 2000, the amounts were not repaid in full and the purchase price was adjusted, resulting in an additional allocation of $330,000 to goodwill. The allocation of the purchase price is as follows:

Current assets.............................................  $ 1,438
Goodwill...................................................      393
Property and equipment and other assets....................    1,141
Liabilities assumed........................................   (2,825)
                                                             -------
                                                             $   147
                                                             =======

                             MKS INSTRUMENTS, INC.

                  (Tables in Thousands, Except Per Share Data)

     In fiscal 1998, the Company completed the acquisition of Sorbios GmbH, a manufacturer of ozone generators and air ionizers for semiconductor production. The Company acquired all of the stock of Sorbios GmbH for a total purchase price of $3,683,000. The purchase price was paid in cash, from the Company's cash balances. Costs associated with the acquired in-process research and development expenses were charged to expense. The allocation of the purchase price is as follows:

Current assets.............................................  $ 2,150
Acquired intangibles.......................................    2,389
Property and equipment and other assets....................    2,551
Liabilities assumed........................................   (3,407)
                                                             -------
                                                             $ 3,683
                                                             =======

     The following unaudited pro forma results of operations of the Company give effect to the acquisitions made in 2000 as if the acquisitions had occurred at the beginning of 1999. Such pro forma information reflects certain adjustments including amortization of goodwill, interest expense, interest income, income tax effect and an increase in the number of weighted average shares outstanding. This pro forma information does not necessarily reflect the results of operations that would have occurred had the acquisitions taken place as described and is not necessarily indicative of results that may be obtained in the future.

                                                              YEAR ENDED
                                                             DECEMBER 31,
                                                         --------------------
                                                           2000        1999
                                                         --------    --------
Net sales..............................................  $479,371    $283,717
Net income.............................................  $ 58,005    $ 17,997
Net income per share:
  Basic................................................  $   1.64    $   0.58
  Diluted..............................................  $   1.59    $   0.57

     In July 2000, the Company invested $1.5 million in Opnetics Corporation, for a 12.6% investment in the common stock of that company. One of the Company's vice presidents is also an investor with a 1.68% holding of the outstanding common stock.

13. RESTRUCTURING CHARGES AND OTHER RELATED EXPENSES

     During 1999, the Company consolidated its Modesto, California operations into its Woburn, Massachusetts and Colorado Springs, Colorado sites. The Company also consolidated its Beverly, Massachusetts operation into Woburn. These consolidations resulted in a restructuring charge of $1,497,000. The restructuring charge consisted of severance relating to the termination of 70 employees, abandonment of leasehold improvements and fixed assets, and facility costs (primarily future lease payments relating to abandoned facilities).

     In connection with the aforementioned consolidations, the Company wrote down inventory having a cost of $1,090,000 during 1999. The write-down was due to excess inventory resulting from the unexpected severity of the downturn in the semiconductor equipment industry, excess and obsolete customer-specific inventory, and the abandonment of certain marginal product lines. The Company also incurred $393,000 of other transition costs related to the consolidations for moving assets and training personnel. The write-down of inventory and other transition costs are reflected in the consolidated supplemental statement of operations as cost of sales and revenues, and general and administrative expenses, respectively.

                             MKS INSTRUMENTS, INC.

                  (Tables in Thousands, Except Per Share Data)

     Also during 1999, the Company announced the consolidation of its recently acquired PlasmaQuest operations based in Dallas, Texas into its newly leased space in Wilmington, Massachusetts. This consolidation has resulted in a restructuring charge of approximately $763,000, primarily consisting of severance relating to the termination of 16 employees, abandonment of leasehold improvements and fixed assets, and facility costs (primarily future lease payments relating to the abandoned facility).

     Total 1999 costs related to restructurings, inventory writedowns and transition costs were $3,743,000.

     The following table summarizes the recorded accruals and uses of the 1999 restructuring and impairment actions:

                                                         ASSET       SEVERANCE    EXIT
                                                      IMPAIRMENTS    BENEFITS     COSTS    TOTAL
                                                      -----------    ---------    -----    ------
First Quarter Restructuring
  Total charge......................................     $ 606         $ 579      $ 312    $1,497
  Cash payments.....................................        (8)         (546)      (140)     (694)
  Noncash items.....................................      (598)           --         --      (598)
  Adjustments of accrual............................        --           (33)         2       (31)
                                                         -----         -----      -----    ------
     Accrual balance as of December 31, 1999........        --            --        174       174
                                                         -----         -----      -----    ------
  Cash payments.....................................        --            --       (172)     (172)
  Adjustment of accrual.............................        --            --         (2)       (2)
                                                         -----         -----      -----    ------
     Accrual balance as of December 31, 2000........     $  --         $  --      $  --    $   --
                                                         =====         =====      =====    ======
Fourth Quarter Restructuring
  Total charges.....................................     $ 183         $ 196      $ 384    $  763
  Noncash items.....................................      (183)           --         --      (183)
                                                         -----         -----      -----    ------
     Accrual balance as of December 31, 1999........        --           196        384       580
                                                         -----         -----      -----    ------
  Cash payments.....................................        --          (196)      (340)     (536)
  Adjustment of accrual.............................        --            --        (44)      (44)
                                                         -----         -----      -----    ------
     Accrual balance as of December 31, 2000........     $  --         $  --      $  --    $   --
                                                         =====         =====      =====    ======

14. INTANGIBLE ASSETS

     Intangible assets include the following at December 31:

                                                                              USEFUL
                                                       2000       1999        LIVES
                                                      -------    -------    ----------
Patents, proprietary technology and other acquired
  intangibles.......................................  $22,965    $ 1,053    3-10 years
Goodwill............................................   28,508      4,909    5-10 years
                                                      -------    -------
                                                       51,473      5,962
Less: accumulated amortization......................   (6,148)    (1,126)
                                                      -------    -------
Total...............................................  $45,325    $ 4,836
                                                      =======    =======